                                              Contacts:
                                              Steven E. Brady, President and CEO
                                              Donald F. Morgenweck, CFO
                                              (609) 399-0012


PRESS RELEASE

              OCEAN SHORE HOLDING CO. REPORTS 3RD QUARTER EARNINGS

         Ocean City, New Jersey - October 30, 2008 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $341,000, or $0.04 per basic and diluted share, for the quarter ended September 30, 2008, as compared to $811,000, or $0.10 per basic and diluted share, for the quarter ended September 30, 2007. The decline in net income was primarily due to a $1.3 million pre-tax, non-cash charge for other than temporary impairment ("OTTI") of certain investment securities.

         Net income for the nine months ended September 30, 2008 was $2,160,000, or $0.27 per share basic and diluted, as compared to $1,931,000, or $0.24 per share basic and $0.23 per share diluted, for the same period in 2007, and also reflect the impact of the OTTI charge.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of nine full-service banking offices in eastern New Jersey.

         "I am pleased to report continuing strong operating results," said Steven E. Brady, President and CEO. "Net interest income after the provision for loan losses was up 27% in the third quarter and 24% year to date over last year. We have now had six consecutive quarters of growth in net interest income after the provision for loan losses. Asset quality remains excellent, with nonperforming assets at only 0.06%. Our only disappointment this quarter is the need to take an OTTI charge on certain investment securities. Our investment portfolio is less than 10% of our total assets and only two securities in our portfolio have had significant declines in value as a result of recent market conditions. These securities are backed primarily by trust preferred securities issued by other banks, not sub-prime mortgages or other so-called toxic securities. Current mark-to-market accounting rules - which have received much criticism in the current financial crisis - require us to write down the value of these securities even if we have the ability to hold them to maturity and expect to recover most, if not all, our investment."

         "We have followed the efforts of the U.S. Treasury very closely and support its efforts to help provide capital to the U.S. financial system through the Capital Purchase Program. However, after carefully evaluating the program, we have determined not to participate. Because our capital ratios are strong, we have concluded that if the Company is going to raise additional capital, it is in the best interests of our shareholders to accomplish that through a second step conversion, which we are currently pursuing."

TOTAL ASSETS AND DEPOSITS GROW

         Total assets grew $66.2 million, or 10.5%, to $695.7 million at September 30, 2008 from December 31, 2007. Loans receivable, net, increased $51.0 million, or 9.7%, to $579.0 million on steady loan activity, and investment and mortgage-backed securities increased $6.9 million, or 11.8%, to $65.9 million. The increase in loans receivable was primarily due to growth in real estate loans of $54.2 million and consumer loans of $0.4 million, offset by a decline in construction loans of $2.7 million and commercial loans of $1.0 million.

         Deposits grew $45.5 million, or 10.9%, to $460.7 million at September 30, 2008 from December 31, 2007. Total borrowings increased $19.0 million, or 13.2%, to $162.7 million. The proceeds from the additional borrowings were used to fund the growth in the loan portfolio, as loan growth outpaced deposit growth.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled only $406,000 at September 30, 2008. The Company experienced no charge-off activity in the nine months of 2008, compared to $5,000 in the same period last year. The allowance for loan losses remained essentially unchanged at 0.45% of total net loans at September 30, 2008 compared to 0.44% at December 31, 2007 and 0.46% of total net loans at September 30, 2007.

NET INTEREST INCOME INCREASES OVER PRIOR PERIODS

         Net interest income increased $1.1 million, or 28.8%, to $4.9 million for the third quarter of 2008 compared to $3.8 million in the third quarter of 2007. Net interest margin increased 39 basis points in the quarter ended September 30, 2008 to 3.15% from 2.76% for the quarter ended September 30, 2007. Interest income for the third quarter grew due to an increase in average interest-earning assets of $70.1 million, which added $844,000 in additional interest income. Offsetting the growth in interest-earning assets was a decrease in the average yield of 14 basis points to 5.88%. Interest expense for the third quarter decreased $246,000 due to a 49 basis point decrease in the average cost of interest-bearing liabilities to 3.15%, which was partially offset by an increase in average interest-bearing liabilities of $48.3 million. On a linked-quarter basis, net interest margin increased 15 basis points to 3.15% in the third quarter of 2008 from 3.00% for the second quarter of 2008.

         Net interest income increased $2.7 million for the first nine months of 2008, or 24.6%, to $13.8 million compared to the same period in the prior year. Net interest margin increased 26 basis points to 3.02% from 2.76% due to a 34 basis points decrease in the cost of interest-bearing liabilities, offset by an 8 basis points decrease in the yield on interest-earning assets.

OTTI CHARGE

         During the third quarter, the Company recorded an other-than-temporary impairment charge of $1.3 million to reduce the carrying amount of its investment in a pooled trust preferred security to $700,000 at September 30, 2008. This security is held in the Company's available for sale portfolio. Prior to recording this charge, the unrealized loss had been reflected as a reduction to stockholders' equity through other comprehensive income. Therefore, recording this charge has no effect on stockholders' equity. The decision to record this non-cash other-than-temporary impairment charge was due to the significant decline in the market value of this security, which resulted from a sharp decline in trading activity, and information that there is the possibility of a temporary suspension or reduction of distributions by the pool.

OTHER INCOME AND EXPENSES

         Other income increased $53,000, or 7.8%, in the third quarter and $110,000, or 5.7%, year to date over the same periods last year primarily as a result of increases in service charges and fees. Other expenses increased $357,000, or 11.3%, in the third quarter and $606,000, or 6.2%, year to date over the same periods last year primarily as a result of increases in employee compensation expenses and occupancy expenses.


         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

SELECTED FINANCIAL CONDITION DATA

                                                    SEPTEMBER 30,        DECEMBER 31,
                                                       2008                 2007              % CHANGE
                                              --------------------- -------------------  -----------------
                                                       (DOLLARS IN THOUSANDS)
Total assets...................................      $695,710            $629,523               10.5%
Cash and cash equivalents......................        14,185               9,540               48.7
Investment securities..........................        36,881              22,273               65.6
Mortgage-backed securities ....................        28,988              36,643              (20.9)
Loans receivable, net..........................       579,045             528,058                9.7
Deposits.......................................       460,683             415,231               10.9
FHLB advances..................................       145,000             120,230               20.6
Subordinated debt..............................        15,464              15,464                0.0
Other borrowings...............................         2,250               8,000              (71.9)
Stockholder's equity..........................         64,215              63,047                1.9


SELECTED OPERATING DATA

                                               THREE MONTHS ENDED                           NINE MONTHS ENDED
                                                 SEPTEMBER 30,                                SEPTEMBER 30,
                                          -----------------------------                ----------------------------

                                              2008           2007          % CHANGE         2008          2007       % CHANGE
                                          -------------- --------------  ------------- --------------- ------------  ----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AND PER SHARE AMOUNTS)
 Interest and dividend income...........  $     9,092    $    8,248         10.2      $    26,904     $    23,914       12.5
 Interest expense ......................        4,222         4,468         (5.5)          13,083          12,826        2.0
                                          -----------    ----------                   -----------     -----------
      Net interest income...............        4,870         3,780         28.8           13,821          11,088       24.6

 Provision for loan losses..............          114            48        137.5              273             198       37.9
                                          -----------    ----------                   -----------     -----------

 Net interest income after
    provision for loan losses...........        4,756         3,732         27.4           13,548          10,890       24.4

 Other income...........................          733           680          7.8            2,025           1,915        5.7
 Impairment on investment securities....       (1,296)           -           N/M           (1,610)             --        N/M
 Other expense..........................        3,530         3,173         11.3           10,320           9,714        6.2
                                          -----------    ----------                   -----------     -----------

 Income before taxes....................          663         1,239        (46.5)           3,643           3,091       17.9
 Provision for income taxes.............          322           428        (24.9)           1,483           1,160       27.8
                                          -----------    ----------                   -----------     -----------

      Net Income........................  $       341    $      811        (57.9)     $     2,160     $     1,931       11.9
                                          ===========    ==========                   ===========     ===========

 Earnings per share basic                 $      0.04    $     0.10                   $      0.27     $      0.24
 Earnings per share diluted               $      0.04    $     0.10                   $      0.27     $      0.23

 Average shares outstanding basic           8,007,999     8,088,991                     7,999,467       8,127,967
 Average shares outstanding diluted         8,091,415     8,206,667                     8,095,745       8,257,387

N/M - not measurable

                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                       SEPTEMBER 30, 2008                  SEPTEMBER 30, 2007
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE          YIELD/COST          BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)

Loans                                           $  574,272             5.84%         $  475,493            6.03%
Investment securities                               43,345             6.49%             62,717            6.07%
Other interest-earning assets                          933             1.16%             10,242            4.94%
                                                ----------                           ----------
   Total interest-earning assets                   618,550             5.88%            548,452            6.02%

Interest-bearing deposits                       $  377,632             2.62%         $  388,372            3.24%
Total borrowings                                   159,014             4.39%            102,948            5.15%
                                                ---=------                           ----------
   Total interest-bearing liabilities              536,646             3.15%            491,320            3.64%

Interest rate spread                                                   2.73%                               2.38%
Net interest margin                                                    3.15%                               2.76%


                                                       NINE MONTHS ENDED                    NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2008                  SEPTEMBER 30, 2007
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE          YIELD/COST          BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                           $  557,461            5.85%          $  454,893            5.99%
Investment securities                               49,173            6.42%              66,322            5.86%
Other interest-earning assets                        4,061            2.20%              14,239            5.24%
                                                ----------                           ----------
   Total interest-earning assets                   610,695            5.87%             535,454            5.95%

Interest-bearing deposits                       $  382,460            2.74%          $  388,417            3.22%
Total borrowings                                   156,089            4.46%              88,851            5.16%
                                                ----------                           ----------
   Total interest-bearing liabilities              538,549            3.24%             477,268            3.58%

Interest rate spread                                                  2.63%                                2.37%
Net interest margin                                                   3.02%                                2.76%


ASSET QUALITY DATA
                                                           NINE MONTHS
                                                              ENDED           YEAR ENDED
                                                          SEPTEMBER 30,      DECEMBER 31,
                                                              2008              2007
                                                       ------------------------------------
                                                              (DOLLARS IN THOUSANDS)
Allowance for Loan Losses:
Allowance at beginning of period.....................  $     2,307           $     2,050
Provision for loan losses............................          273                   261
Recoveries...........................................            3                     4
Charge-offs..........................................            0                     8
                                                       ------------          -----------


Net charge-offs......................................           (3)                    4
                                                       ------------          ------------

Allowance at end of period...........................  $     2,583           $     2,307
Allowance for loan losses as a percent of total
loans................................................         0.45%                 0.44%
Allowance for loan losses as a percent of
nonperforming loans..................................        636.21%              779.88%


                                                          SEPTEMBER 30,      DECEMBER 31,
                                                              2008              2007
                                                    ----------------------------------------
                                                              (DOLLARS IN THOUSANDS)
Nonperforming Assets:
Nonaccrual loans:
   Mortgage loans....................................       $ 337                 $ 295
   Commercial business loans.........................           0                     0
   Consumer loans....................................          69                     1
                                                            -----                 -----
        Total........................................         406                   296

Real estate owned....................................           0                     0
Other nonperforming assets...........................           0                     0
                                                            -----                 -----

Total nonperforming assets...........................       $ 406                 $ 296
Nonperforming loans as a percent of
   total loans.......................................        0.07%                 0.06%
Nonperforming assets as a percent of
   total assets......................................        0.06%                 0.05%

SELECTED FINANCIAL RATIOS

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                  ------------------------------
                                                      2008            2007
                                                  --------------  --------------
 SELECTED PERFORMANCE RATIOS:
 Return on average assets (1).............             0.44%          0.45%
 Return on average equity (1).............             4.49%          4.08%
 Interest rate spread (1).................             2.63%          2.37%
 Net interest margin (1)..................             3.02%          2.76%
 Efficiency ratio.........................            64.92%         74.71%

(1) Annualized.